CIRO E. ADAMS, CPA, LLC
Client service, first and foremost.

September 20, 2022

AD Office of Real Estate
Securities and Exchange Commission
100 F St., NE, Mail Stop 4561
Washington, DC 20549-4561

To the Assistant Director Office:

We have received a copy of, and are in agreement with, the statements being made by Alpha Investment Inc., in Item 4.01 of its Form 8-K dated September 14, 2022, captioned "Changes in Registrant's Certifying Accountant".

Very truly yours,

Ciro E. Adams, CPA, LLC

56 Rockford Road, Wilmington, DE 19806-1004 | Phone: 302-652-4783
ciroadamscpa.com